Exhibit 23.2

Child,
Van Wagoner &
Bradshaw, PLLC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes
Russell E. Anderson, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bright Stand International Limited

We hereby consent to the use of our report dated April 19, 2008, with respect to the financial statements of Bright Stand International Limited in the Current Report of Yuhe International Inc. on Form S-1 Amendment No.3 to be filed on or about September 29, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
September 29, 2008

1284 W. Flint Meadow Dr. #D
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
SLC, UT 84107-5370
Telephone 801.261.4700
Facsimile 801.261.4701

Suite B, 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net